                       ASSUMPTION AND GUARANTEE AGREEMENT

          This Assumption and Guarantee Agreement (the "Agreement"), dated as of August 12, 1996, is entered into by and among Newpark Resources, Inc., a Delaware corporation ("Newpark"), Sanifill, Inc., a Delaware corporation ("Sanifill"), and Campbell Wells, Ltd., a Delaware limited partnership, the equity interests of which are owned directly or indirectly by Sanifill ("Campbell Wells" and, collectively with Sanifill, the "Sellers").

          WHEREAS, Newpark and Campbell Wells are each engaged in the collection and disposal of nonhazardous oilfield waste; and

          WHEREAS, the Sellers, NOW Disposal Holding Co. ("Holdco") and Newpark have entered into that certain Asset Purchase and Lease Agreement (the "Purchase Agreement") pursuant to which Newpark is, simultaneously with the execution of this Agreement, (i) purchasing all of the equity interests (the "Equity Interests") in NOW Disposal Operating Co., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Disposeco"), and (ii) purchasing or leasing from Campbell Wells the "Included Assets" (as defined in the Purchase Agreement) used in the "Acquired Business" (as defined in the Purchase Agreement); and

          WHEREAS, simultaneously with the execution of this Agreement, the Sellers and Newpark are also entering into that certain Noncompetition Agreement pursuant to which, with exceptions stated therein, the Sellers are agreeing not to engage in the collection or disposal of nonhazardous oilfield waste generated in the States of Louisiana, Texas, Mississippi and Alabama and in the Gulf of Mexico; and

          WHEREAS, after giving effect to the transactions described above, Campbell Wells will continue to operate and own certain landfarms and a landfill at which nonhazardous oilfield wastes are disposed of; and

          WHEREAS, the Sellers and Disposeco have previously entered into that certain NOW Disposal Agreement (the "Disposal Agreement") pursuant to which Disposeco has agreed to deliver and Campbell Wells has agreed to accept certain quantities of nonhazardous oilfield wastes at its landfarms in Louisiana each year for a period of 25 years; and

          WHEREAS, in connection with the transactions referenced above, including without limitation the transfer of the Equity Interests pursuant to the Purchase Agreement, Newpark has agreed to guarantee the obligations of Disposeco under the Disposal Agreement and to take, or refrain from taking, certain other actions in connection with the Disposal Agreement; and

          WHEREAS, the parties desire to enter into this Agreement to more fully set forth the terms and conditions of their understanding.

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Disposal Agreement.

                                   ARTICLE II

                        PERFORMANCE OF DISPOSAL AGREEMENT

          Newpark hereby covenants and agrees that it shall cause Disposeco to fully perform all of its obligations under the Disposal Agreement in a timely manner. Newpark further covenants and agrees that it shall take all action, including without limitation supplying information necessary for the determination of quantities of NOW to be delivered pursuant to the Disposal Agreement, or shall refrain from taking any action, as is necessary or appropriate to permit Disposeco to fully perform all of its obligations under the Disposal Agreement in a timely manner.

                                 ARTICLE III

                         GUARANTEE OF DISPOSAL AGREEMENT

     3.1 UNCONDITIONAL GUARANTEE. Newpark hereby unconditionally and irrevocably guarantees the performance in full of all obligations of Disposeco under the Disposal Agreement (such obligations of Disposeco being collectively referred to herein as the "Guaranteed Obligation"), with the same force and effect and to the same extent as if Newpark were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

     3.2 NO SET-OFF; GUARANTY OF PERFORMANCE OR PAYMENT UPON DEMAND. Newpark shall perform any obligations or pay any amounts due in respect of the Guaranteed Obligation promptly upon demand by the Sellers, without any set-off, defense or deduction for any claims or counterclaims of any kind, except for any such set-offs, defenses, deductions that Newpark could assert if it were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

     3.3 WAIVER OF DILIGENCE, ETC. Newpark hereby waives diligence, presentment, demand, protest and notice of any kind with respect to this Agreement, as well as any requirement that Sellers exhaust any rights or take any action against Disposeco.

     3.4 WAIVER OF SURETYSHIP DEFENSES. To the extent permitted by applicable law, Newpark hereby waives any and all legal and equitable defenses that arise by reason of Newpark's status as a surety for Disposeco, which defenses would not be available to Newpark if it were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

                                   ARTICLE IV

              COVENANTS, REPRESENTATIONS AND WARRANTIES OF NEWPARK

          Newpark hereby covenants, represents and warrants to Sellers as of the date of this Agreement that:

     4.1 ORGANIZATION AND QUALIFICATION. Newpark (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is proposed to be conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted or proposed to be conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not have, either individually or in the aggregate, a material adverse effect on the transactions contemplated hereby.

     4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Newpark has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Newpark of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Newpark. No action or approval of the equity owners of Newpark is necessary to authorize Newpark's execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by Newpark and is a valid and binding obligation of Newpark, enforceable in accordance with its terms.

     4.3 NO CONFLICT. The execution and delivery by Newpark of this Agreement do not, and exercise by Newpark of its rights hereunder and the consummation of the transactions contemplated hereby will not (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to Newpark; (b) require on the part of Newpark any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Newpark, except in any case covered by (a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     4.4 TRANSFER OF AFFILIATES OF NEWPARK. The parties recognize and agree that due to the method of calculating Annual Volume as set forth in Section [2.2] of the Disposal Agreement, the purpose and intent of the Disposal Agreement and of this Agreement would be frustrated in the event Newpark sold or otherwise transferred (an "Affiliate Transfer") its interest in, or substantially all of the assets of, any of its Affiliates which are engaged in processing or disposal of NOW in the Covered Region where such transfer resulted in such Persons no longer being, or such assets no longer being owned by, Affiliates of Newpark under the terms of the Disposal Agreement. Newpark agrees that it shall notify Campbell Wells of any such proposed Affiliate Transfer prior to the consummation of such transaction and that no such Affiliate Transfer shall take place unless the transferee agrees (a) to report to Campbell Wells all quantities of NOW received by such former Affiliate of Newpark in the Covered Region during the remaining term of the Disposal Agreement and (b) that any subsequent retransfer of such interests or assets by such transferee shall be subject to this Article IV as if such transferee were Newpark. Newpark further agrees that it shall not enter into any Affiliate Transfer unless the agreement with the transferee expressly names Campbell Wells as a third party beneficiary of the obligation of the transferee to make such reports and to subject subsequent retransfers to this Article IV.

                                    ARTICLE V

                               DISPUTE RESOLUTION

          All disputes arising under this Agreement shall be resolved in accordance with the arbitration procedures set forth in Article X of the Disposal Agreement. In the event a set of facts gives rise to related disputes under this Agreement and the Disposal Agreement, such disputes shall be consolidated into a single arbitration proceeding, the result of which shall be binding on all parties under both Agreements, unless the arbitrator or arbitrators determine that it would manifestly unfair to honor this provision and determine that separate arbitration procedures are required.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 STATUS OF THE PARTIES. Each party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations. Except as expressly otherwise provided in this Agreement, neither party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other party.

     6.2 NO SET-OFF RIGHTS. The parties hereby agree that neither party shall have any right to set-off or apply against any sums due under this Agreement any sums due or amounts otherwise owing pursuant to any other provision of this Agreement or any other agreement or arrangement between the parties.

     6.3 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Campbell Wells and Newpark may assign their rights, obligations and duties under this Agreement with the written consent of the other parties to the Agreement, which consent shall not be unreasonably withheld; provided that the assigning party shall remain primarily liable for all obligations and duties arising hereunder.

     6.4 NOTICES. Notices and other communications provided for herein shall be in writing and shall be deemed to have been validly given (a) 3 days after deposit in the United States mails, registered or certified mail with proper postage prepaid and return receipt requested, (b) upon transmission thereof and receipt of the appropriate confirmation if sent via telecopier or telefax, (c) the business day after the same shall have been deposited with a reputable overnight courier, shipping prepaid and (d) if delivered in person, upon delivery, in each case addressed as follows:

   If to Newpark, to:                   with a copy to:

       James D. Cole                    Bertram K. Massing
       President                            Ervin, Cohen & Jessup
       Newpark Resources, Inc.              9401 Wilshire Boulevard
       3850 N. Causeway, Ste. 1770          Ninth Floor
       Metairie, Louisiana  70002           Beverly Hills, California 90212-2974
       ph:  504-838-8222                    ph:  310-273-6333
       fax: 504-833-9506                    fax: 310-859-2325

   If to Campbell Wells, to:            with a copy to:

       W. Gregory Orr                       Louise A. Shearer
       President                            Baker & Botts. L.L.P.
       Campbell Wells, Ltd.                 One Shell Plaza
       2014 West Pinhook Road, Ste. 900     910 Louisiana
       Lafayette, Louisiana  70508          Houston, Texas  77002-4995
       ph:  318-266-7976                    ph:  713-229-1286
       fax: 318-266-7922                    fax: 713-229-1522

   If to Sanifill, to:                  with a copy to:

       H. Steven Walton                     Louise A. Shearer
       Secretary                            Baker & Botts. L.L.P.
       Sanifill, Inc.                       One Shell Plaza
       2777 Allen Parkway, Ste. 700         910 Louisiana
       Houston, Texas  77019-2155           Houston, Texas  77002-4995
       ph:  713-942-6200                    ph:  713-229-1286
       fax: 713-942-6299                    fax: 713-229-1522

or such other address as any party shall specify by written notice so given.

     6.5 NON-WAIVER. The failure of any party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

     6.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both parties hereto.

     6.7 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

     6.8 HEADINGS. The Article and Section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     6.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

              EXECUTED as of the day and year first above written.


                                   NEWPARK RESOURCES, INC.


                                   By:_______________________________________
                                   Name:
                                   Title:



                                   SANIFILL, INC.



                                   By:_______________________________________
                                   Name:   Michael W. Harlan
                                   Title:  Treasurer and Assistant Secretary


                                   CAMPBELL WELLS, LTD.

                                   By:     SANIFILL GP HOLDING CO., INC.,
                                           its general partner



                                           By:_______________________________
                                           Name:   Michael W. Harlan
                                           Title: Treasurer and Assistant
                                                  Secretary